Exhibit 99.1

For Release: Tuesday, April 3, 2012, 10 a.m. EDT

Chevrolet and GMC Drive GM's March Sales up 12 percent
Buick and Cadillac retail sales increase
DETROIT - General Motors Co. (NYSE: GM) today reported total March sales of 231,052 vehicles in the United States, up 12 percent year over year. The monthly total includes a record 100,000 cars and crossovers that achieve an EPA-estimated 30 mpg highway rating or better.

“The economic recovery and a deep bench of fuel-efficient cars and crossovers have been driving our sales for more than a year, but the combined impact has never been stronger than it was in March,” said Don Johnson, vice president, U.S. Sales Operations. “Since the last time fuel prices spiked, both the economy and GM's product portfolio are undeniably stronger. We're now strong across the board in cars, crossovers and trucks.”

Total GM passenger car sales increased 22 percent, with small and compact car sales up a combined 62 percent. Compact crossover sales were up 47 percent and mid-size car sales were up 38 percent. Full-size pickup sales were up 14 percent.

The Chevrolet brand increased its sales 17 percent year over year, and every Chevrolet car line was up. Sales of the Sonic have increased steadily since it launched in August 2011, with March reaching 8,251 vehicles. Volt sales of 2,289 were 50 percent higher than December 2011, which had been the vehicle's best month since launch. Cruze deliveries of 21,607 marked the car's seventh month of sales exceeding 20,000 units and its seventh consecutive month of higher year-over-year sales.

Other March highlights include a 12 percent year-over-year increase in GMC sales driven by strong Sierra and Terrain results, a 34 percent increase in Chevrolet Equinox sales, a 15 percent increase in Cadillac CTS sales, and a very strong month for the new Buick Verano, with sales of 2,497 units.

The company's retail deliveries increased 14 percent compared with March 2011 and accounted for 74 percent of GM sales. Deliveries to fleets increased 6 percent.

Highlights	March 2012 Total Sales	Total Change vs. March 2011	March 2012 Retail Sales	March 2012 Retail Sales Change vs. March 2011	CYTD Total Sales	CYTD Total Sales Change vs. 2011	CYTD 2012 Retail Sales	CYTD 2012 Retail Sales Change vs. 2011
Chevrolet	173,073	16.8%	118,134	16.5%	448,134	7.6%	301,217	0.7%
GMC	34,337	12.2%	30,348	13.8%	91,884	1.2%	79,528	(1.7%)
Buick	13,105	(16.3%)	12,642	5.7%	37,336	(16.5%)	35,376	(5.3%)
Cadillac	10,537	(13.4%)	10,303	1.9%	30,996	(23.6%)	29,852	(14.4%)
Total GM	231,052	11.8%	171,427	14.2%	608,320	2.7%	445,973	(1.4%)

Total sales at Buick and Cadillac were down in total for the month, but retail sales were higher. Buick's retail sales were up 6 percent on the strength the all-new Verano and the 36-mpg LaCrosse with eAssist. Cadillac retail sales were up 2 percent on the strength of an 18 percent gain by the CTS and continued strong retail sales of the SRX and Escalade.

GM is continuing to aggressively roll out new products to sustain its momentum. At the New York International Auto Show this week, the company will unveil five new or redesigned vehicles, including 2013 Chevrolet Traverse, Cadillac SRX, Buick Enclave and GMC Terrain Denali crossovers, as well as the all-new 2014 Chevrolet Impala sedan.

By the end of 2012, GM will have all-new or redesigned cars and crossovers in segments that represent 60 percent of the retail light vehicle industry.

Inventory	Units @ Feb. 29, 2012	Days Supply (selling days adjusted)	Units @ March 31, 2012	Days Supply (selling days adjusted)
All Vehicles	667,096	80	713,008	86
Full-size Pickups	210,463	116	231,594	124

Industry Sales	March SAAR (est.)	Q1 2012 SAAR (est.)	Full Year 2012 (est.)
Light Vehicles	14.3 million	14.5 million	13.5 million - 14.0 million

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:
Jim Cain
GM Communications
313-407-2843
james.cain@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

GM U.S. Deliveries for March 2012

	March			(Calendar Year-to-Date)
				January - March
	2012	2011	%Change Volume	2012	2011	%Change Volume
Enclave	3,659	4,899	(25.3)	10,950	14,445	(24.2)
LaCrosse	4,237	4,839	(12.4)	13,478	12,939	4.2
Lucerne	103	2,282	(95.5)	828	7,672	(89.2)
Regal	2,609	3,643	(28.4)	7,100	9,683	(26.7)
Verano	2,497	—	***.*	4,980	—	***.*
Buick Total	13,105	15,663	(16.3)	37,336	44,739	(16.5)
CTS	4,485	3,904	14.9	12,074	14,299	(15.6)
DTS	79	1,580	(95.0)	236	4,457	(94.7)
Escalade	1,010	1,201	(15.9)	3,006	3,994	(24.7)
Escalade ESV	656	632	3.8	1,877	1,980	(5.2)
Escalade EXT	136	149	(8.7)	394	469	(16.0)
SRX	4,143	4,221	(1.8)	13,292	13,959	(4.8)
STS	28	475	(94.1)	87	1,353	(93.6)
XLR	—	2	***.*	—	1	***.*
Cadillac Total	10,537	12,164	(13.4)	30,966	40,512	(23.6)
Avalanche	2,083	1,655	25.9	5,494	4,466	23.0
Aveo	9	2,715	(99.7)	42	8,214	(99.5)
Camaro	9,292	8,964	3.7	21,924	19,972	9.8
Caprice	121	—	***.*	368	—	***.*
Captiva Sport	2,670	—	***.*	7,220	—	***.*
Cobalt	—	83	***.*	3	642	(99.5)
Colorado	3,652	2,561	42.6	10,056	7,371	36.4
Corvette	1,376	1,163	18.3	2,932	2,839	3.3
Cruze	21,607	18,018	19.9	57,083	50,205	13.7
Equinox	20,064	14,949	34.2	51,577	43,230	19.3
Express	5,878	5,851	0.5	15,667	15,145	3.4
HHR	4	7,428	***.*	9	21,213	***.*
Impala	19,035	18,063	5.4	50,377	49,541	1.7
Kodiak 4/5 Series	***.*	***.*	***.*	***.*	***.*	***.*
Malibu	23,887	15,551	53.6	58,550	48,745	20.1
Silverado-C/K Pickup	36,491	32,555	12.1	95,638	92,455	3.4
Sonic	8,251	—	***.*	21,863	—	***.*
Suburban (Chevy)	3,653	2,959	23.5	9,892	7,685	28.7
Tahoe	5,626	6,844	(17.8)	13,833	17,193	(19.5)
TrailBlazer	—	—	***.*	—	11	***.*
Traverse	7,085	8,230	(13.9)	21,691	26,368	(17.7)
Volt	2,289	608	276.5	3,915	1,210	223.6
Chevrolet Total	173,073	148,197	16.8	448,134	416,505	7.6
Acadia	5,649	6,418	(12.0)	17,149	19,688	(12.9)
Canyon	941	765	23.0	3,064	2,224	37.8
Envoy	—	—	***.*	—	1	***.*
Savana	2,074	1,300	59.5	5,038	2,691	87.2
Sierra	13,849	11,622	19.2	34,672	33,945	2.1
Terrain	8,461	6,301	34.3	22,196	19,860	11.8
Topkick 4/5 Series	***.*	***.*	***.*	***.*	***.*	***.*
Topkick 6/7/8 Series	***.*	***.*	***.*	***.*	***.*	***.*
Yukon	1,970	2,671	(26.2)	6,117	7,564	(19.1)
Yukon XL	1,393	1,520	(8.4)	3,648	4,816	(24.3)
GMC Total	34,337	30,597	12.2	91,884	90,789	1.2
GM Vehicle Total	231,052	206,621	11.8	608,320	592,545	2.7
* 28 selling days for the March period this year and 27 for last year.